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                                                                    EXHIBIT 4.3


                              DECLARATION OF TRUST

                                       of

                              AMCV CAPITAL TRUST I



                  DECLARATION OF TRUST, dated as of January 12, 2000, between American Classic Voyages Co., a Delaware corporation, as "Sponsor", Randall L. Talcott, as "Administrative Trustee," and The Bank of New York (Delaware), as "Delaware Trustee" (the Administrative Trustee and the Delaware Trustee being collectively referred to as the "Trustees"). The Sponsor, the Administrative Trustee and the Delaware Trustee hereby agree as follows:

                  1. The trust created hereby shall be known as AMCV Capital Trust I (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of Preferred Securities and Common Securities by the Trust on terms satisfactory to each such party. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions they shall deem necessary to effect the transactions contemplated herein.

                  4. The Sponsor is hereby authorized, in its sole discretion,
(i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement (the "1933 Act Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred

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Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred Securities required to be filed under the 1933 Act, and (c) if required, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with any securities exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or underwriters of the Preferred Securities of the Trust; (v) to execute, deliver and perform a depository agreement with the initial clearing agency, relating to the Preferred Securities, and (vi) to apply for and obtain a tax identification number for the Trust.

                  In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustee and the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints Jordan B. Allen, as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and any 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.


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                  6. The Trustees shall initially be the only trustees of the
Trust. Thereafter, the Sponsor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number; provided, however, that so long as it is required by the Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time. The Trustees may resign upon thirty days' prior notice to the Sponsor.

                  7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.
                           AMERICAN CLASSIC VOYAGES CO., as Sponsor



                           By: /s/ Jordan B. Allen
                               ------------------------------
                               Name: Jordan B. Allen

                               Title: Executive Vice President

                           The Bank of New York (Delaware), as Delaware Trustee



                           By: /s/ Mary Jane Morrissey
                               ------------------------------
                               Name: Mary Jane Morrissey

                               Title:  Authorized Signatory



                           By: /s/ Randall L. Talcott
                               ------------------------------
                               Name: Randall L. Talcott

                               Title: Administrative Trustee



January 7, 2000 (9:08am)